UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 3, 2016

HYDRA INDUSTRIES ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36689	47-1025534
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

250 West 57th Street, Suite 2223 New York, New York	10107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 565-3861

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 3, 2016, Hydra Industries Acquisition Corp. (“Hydra Industries” or the “Company”) announced that it has established a record date of November 9, 2016 for and in advance of its special meeting of stockholders to consider and vote upon a proposal to approve the previously announced business combination between Hydra Industries and Inspired Gaming Group, a global games technology company headquartered in London, United Kingdom. The date, time and location of the special meeting will be set and announced at a later time. Only holders of record of Hydra Industries’ common stock at the close of business on November 9, 2016 will be entitled to notice of, and to vote at the special meeting and any adjournments or postponements thereof. The full special meeting agenda will be included in the Company’s definitive proxy statement, which will be mailed to all stockholders of record as of the Record Date. Attached as Exhibit 99.1 to this Current Report on Form 8-K is a copy of the press release issued November 3, 2016 announcing the establishment of the November 9, 2016 record date for the special meeting of Hydra Industries stockholders.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release, dated November 3, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2016

HYDRA INDUSTRIES ACQUISITION CORP.

By	/s/ Martin E. Schloss
Name: Martin E. Schloss
Title: Executive Vice President, General
Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated November 3, 2016.